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As filed with the Securities and Exchange Commission on February 3, 2012

No. 333-178311

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 4
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Roundy's Parent Company, Inc.*
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5411 (Primary Standard Industrial Classification Code Number)	27-2337996 (I.R.S. Employer Identification No.)

Roundy's Parent Company, Inc.
875 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert A. Mariano
Chief Executive Officer & President
Roundy's Parent Company, Inc.
875 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Dennis M. Myers, P.C. Kirkland & Ellis LLP 300 North LaSalle Chicago, Illinois 60654 (312) 862-2000	Craig F. Arcella Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, New York 10019 (212) 474-1000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box:    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)

Common Stock, $0.01 par value per share	20,909,090	$12.00	$250,909,080.00	$28,754.18

(1)
Includes 2,727,272 additional shares that the underwriters have the option to purchase to cover over-allotments, if any.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.
(3)
Previously paid.

          The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*
Prior to the completion of this offering, Roundy's Parent Company, Inc. will change its name to Roundy's, Inc.

 Explanatory Note

        This Amendment No. 4 is being filed solely for the purpose of amending Item 13 of Part II of the Registration Statement and filing the exhibits indicated in Item 16 of Part II of the Registration Statement. No change is made to the prospectus constituting Part I of the Registration Statement or Items 14, 15 and 17 or Part II of the Registration Statement.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following table sets forth all costs and expenses, other than the underwriting discounts and commissions payable by us, in connection with the offer and sale of the securities being registered. All amounts shown are estimates except for the SEC registration fee and the Financial Industry Regulatory Authority, Inc. ("FINRA") filing fee.

SEC registration fee	$28,754
FINRA filing fee	25,591
Stock exchange listing fee	182,740
Printing expenses	350,000
Legal fees and expenses	1,750,000
Accounting fees and expenses	900,000
Moelis fee	1,700,000
Miscellaneous expenses	162,915

Total expenses	$5,100,000

*
To be provided by amendment.

Item 14.    Indemnification of Directors and Officers.

        Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation will provide for this limitation of liability.

        Section 145 of the DGCL ("Section 145"), provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

        Our amended and restated certificate of incorporation will provide that to the fullest extent permitted by the DGCL, none of our directors shall be liable to our company or our stockholders for monetary damages arising from a breach of fiduciary duty owed to our company or our stockholders. In addition, our amended and restated bylaws will provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

        Prior to the completion of this offering, we expect to enter into indemnity agreements with each of our directors and executive officers in which we will agree to indemnify, defend and hold harmless, and also advance expenses as incurred, to the fullest extent permitted under applicable law, from damage arising from the fact that such person is or was an officer or director of our company or our subsidiaries.

        The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our amended and restated certificate of incorporation, our amended and restated bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

        The proposed form of Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement provides for indemnification of our directors and officers by the underwriters against certain liabilities.

Item 15.    Recent Sales of Unregistered Securities.

        Set forth below is certain information regarding unregistered securities sold by the registrant during the past three years. No underwriters were involved in any of the issuances or grants described below.

        The table below sets forth certain information regarding our sales of unregistered securities since December 30, 2007:

Date of Sale	Title of Security	Number of Shares	Proceeds
June 8, 2008(1)	Common Stock	153,162	$1,677,464
November 17, 2009(2)	Common Stock	24,837	$508,999
April 29, 2010(2)	Common Stock	4,509	$64,702

(1)
Sold to Donald Fitzgerald

(2)
Sold to Steven Harper

        The offers, sales and issuances of these securities were deemed to be exempt from registration under the Securities Act in reliance upon the exemption provided by Rule 701 or Section 4(2) of the Securities Act. The offers, sales and issuances of the securities that were deemed to be exempt in reliance on Rule 701 were transactions under compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The offers, sales and issuances of the securities that were deemed to be exempt in reliance upon Section 4(2) were each transactions not involving any public offering, and all recipients of these securities were accredited investors within the meaning of Rule 501 of Regulation D of the Securities Act.

        Appropriate legends were affixed to the securities issued in all of these transactions.

Item 16.    Exhibits and Financial Statement Schedules.

(a) Exhibits

        The exhibit index attached hereto is incorporated herein by reference.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this registration statement or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes that:

        (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

        (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3)   For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (4)   In a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 4 to this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Milwaukee, State of Wisconsin, on February 3, 2012.

Roundy's Parent Company, Inc.
By:	/s/ ROBERT A. MARIANO
Name:	Robert A. Mariano
Title:	President and Chief Executive Officer

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 4 to this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ ROBERT A. MARIANO Robert A. Mariano	President, Chief Executive Officer and Chairman (Principal Executive Officer)	February 3, 2012
/s/ DARREN W. KARST Darren W. Karst	Vice President, Chief Financial Officer & Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	February 3, 2012
* Christopher Larson	Director	February 3, 2012
* Ralph W. Drayer	Director	February 3, 2012
* Avy H. Stein	Director	February 3, 2012
* John R. Willis	Director	February 3, 2012
*
The undersigned, by signing his name hereto, does sign and execute this Amendment No. 4 to this registration statement pursuant to the Power of Attorney executed by the above-named persons and previously filed with the Securities and Exchange Commission on behalf of such persons.

/s/ DARREN W. KARST

Darren W. Karst, as Attorney-In-Fact

 EXHIBIT INDEX

Exhibit Number	Description
1.1†	Form of Underwriting Agreement.
3.1†	Form of Second Amended and Restated Certificate of Incorporation of Roundy's, Inc., to be effective upon completion of this offering.
3.2†	Form of Amended and Restated By-laws of Roundy's, Inc., to be effective upon completion of this offering.
4.1†	Specimen Common Stock certificate.
5.1	Opinion of Kirkland & Ellis LLP.
10.1†	Amended and Restated Credit Agreement, dated November 3, 2005, by and among Roundy's Supermarkets, Inc., as borrower, Bear Stearns Corporate Lending Inc., as Administrative Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, and LaSalle Bank National Association, JPMorgan Chase Bank, N.A., and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch.
10.2†	First Amendment to the Amended and Restated Credit Agreement, dated June 7, 2006, by and among Roundy's Supermarkets, Inc., as borrower, Bear Stearns Corporate Lending Inc., as Administrative Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, and LaSalle Bank National Association, JPMorgan Chase Bank, N.A., and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch.
10.3†	Second Amendment to the Amended and Restated Credit Agreement, dated January 29, 2007, by and among Roundy's Supermarkets, Inc., as borrower, Bear Stearns Corporate Lending Inc., as Administrative Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, and LaSalle Bank National Association, JPMorgan Chase Bank, N.A., and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch.
10.4†	Third Amendment to the Amended and Restated Credit Agreement, dated October 30, 2009, by and among Roundy's Supermarkets, Inc., as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, and LaSalle Bank National Association, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch.
10.5†	Fourth Amendment to the Amended and Restated Credit Agreement, dated April 16, 2010, by and among Roundy's Supermarkets, Inc., as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, Goldman Sachs Credit Partners L.P., as Syndication Agent, and LaSalle Bank National Association, and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", New York Branch.
10.6†	Second Lien Credit Agreement, dated April 16, 2010, by and among Roundy's Supermarkets, Inc., as borrower, Credit Suisse Securities (USA) LLC, as Sole Bookrunner, Moelis & Company LLC, as Syndication Agent, and the lenders party thereto.
10.7†	Investor Rights Agreement, dated June 6, 2002, by and among, Roundy's Acquisition Corp., Willis Stein & Partners III, L.P., Willis Stein & Partners III-C, L.P., Willis Stein & Partners Dutch III-A, L.P., Willis Stein & Partners Dutch III-B, L.P., and Roundy's Acquisition LLC, Stichting Pensioenfonds ABP, Stichting Pensioenfonds Zong en Welzijn, previously known as Stichting Pensioenfonds voor de Gezondheid Geestelijke en Maatschappelijke Belangen, The Northwestern Mutual Life Insurance Company, Norwest Equity Partners VII LP, and Randolph Street Partners IV, Robert A. Mariano and Darren W. Karst.
10.8†	Employee Confidentiality and Non-Competition Agreement, dated September 27, 2004, by and among Roundy's Supermarkets, Inc. (f/k/a Roundy's, Inc.) and Mark A. Beaty.
10.9†	Employee Confidentiality and Non-Competition Agreement, dated September 30, 2003, by and among Roundy's Supermarkets, Inc. (f/k/a Roundy's, Inc.) and John W. Boyle.
10.10†	Employee Confidentiality and Non-Competition Agreement, dated June 10, 2005, by and among Roundy's Supermarkets, Inc. (f/k/a Roundy's, Inc.) and Ronald Cooper.

Exhibit Number	Description
10.11†	Employee Confidentiality and Non-Competition Agreement, dated June 9, 2008, by and among Roundy's Supermarkets, Inc. (f/k/a Roundy's, Inc.) and Donald Fitzgerald.
10.12†	Employee Confidentiality and Non-Competition Agreement, dated December 27, 2002, by and among Roundy's Supermarkets, Inc. (f/k/a Roundy's, Inc.) and Edward Kitz.
10.13†	Employee Confidentiality and Non-Competition Agreement, dated December 27, 2005, by and among Roundy's Supermarkets, Inc. (f/k/a Roundy's, Inc.) and Donald Rosanova.
10.14†	Employee Confidentiality and Non-Competition Agreement, dated December 27, 2002, by and among Roundy's Supermarkets, Inc. (f/k/a Roundy's, Inc.) and Colleen Stenholt.
10.15†	Employee Confidentiality and Non-Competition Agreement, dated January 29, 2007, by and among Roundy's Supermarkets, Inc. (f/k/a Roundy's, Inc.) and Michael P. Turzenski.
10.16†	Executive Agreement, dated June 6, 2002, by and among Roundy's Acquisition Corp., Roundy's, Inc. and Darren W. Karst.
10.17†	First Amendment to Executive Agreement, dated February 21, 2007, by and among Roundy's Acquisition Corp., Roundy's Supermarkets, Inc. (f/k/a Roundy's, Inc.) and Darren W. Karst.
10.18†	Second Amendment to Executive Agreement, dated June 5, 2008, by and among Roundy's Acquisition Corp., Roundy's Supermarkets, Inc. (f/k/a Roundy's, Inc.) and Darren W. Karst.
10.19†	Third Amendment to Executive Agreement, dated March 25, 2009, by and among Roundy's Acquisition Corp., Roundy's Supermarkets, Inc. (f/k/a Roundy's, Inc.) and Darren W. Karst.
10.20†	Fourth Amendment to Executive Agreement, dated May 12, 2010, by and among Roundy's Acquisition Corp., Roundy's Supermarkets, Inc. (f/k/a Roundy's, Inc.) and Darren W. Karst.
10.21†	Fifth Amendment to Executive Agreement, dated May 13, 2011, by and among Roundy's Acquisition Corp., Roundy's Supermarkets, Inc. (f/k/a Roundy's, Inc.) and Darren W. Karst.
10.22†	Executive Agreement, dated June 6, 2002, by and among Roundy's Acquisition Corp., Roundy's Inc. and Robert Mariano.
10.23†	First Amendment to Executive Agreement, dated February 21, 2007, by and among Roundy's Acquisition Corp., Roundy's Supermarkets, Inc. (f/k/a Roundy's, Inc.) and Robert Mariano.
10.24†	Second Amendment to Executive Agreement, dated June 5, 2008, by and among Roundy's Acquisition Corp., Roundy's Supermarkets, Inc. (f/k/a Roundy's, Inc.) and Robert Mariano.
10.25†	Third Amendment to Executive Agreement, dated March 25, 2009, by and among Roundy's Acquisition Corp., Roundy's Supermarkets, Inc. (f/k/a Roundy's, Inc.) and Robert Mariano.
10.26†	Fourth Amendment to Executive Agreement, dated May 12, 2010, by and among Roundy's Acquisition Corp., Roundy's Supermarkets, Inc. (f/k/a Roundy's, Inc.) and Robert Mariano.
10.27†	Fifth Amendment to Executive Agreement, dated May 13, 2011, by and among Roundy's Acquisition Corp., Roundy's Supermarkets, Inc. (f/k/a Roundy's, Inc.) and Robert Mariano.
10.28†	Restricted Stock Purchase Agreement and Release, dated December 5, 2002, by and among Roundy's Acquisition Corp. and Ralph W. Drayer.
10.29†	Restricted Stock Purchase Agreement and Release, dated April 29, 2010, by and among Roundy's Parent Company, Inc. and Steven L. Harper.
10.30†	Restricted Stock Purchase Agreement and Release, dated November 17, 2009, by and among Roundy's Acquisition Corp. and Steven L. Harper.
10.31†	Form of Roundy's, Inc. 2012 Incentive Compensation Plan.
10.32†	Form of Restricted Stock Agreement pursuant to the Roundy's, Inc. 2012 Incentive Compensation Plan.
10.33†	Form of Roundy's, Inc. Severance Pay Plan.
10.34†	Form of Roundy's, Inc. Employee Confidentiality and Non-Competition Agreement.
10.35†	Form of Employment Agreement for Robert A. Mariano.
10.36†	Form of Employment Agreement for Darren W. Karst.
21.1†	List of subsidiaries of Roundy's Parent Company, Inc.
23.1†	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.6†	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).
24.1†	Powers of Attorney (included on signature page).

†
Previously filed.

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Explanatory Note
INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
EXHIBIT INDEX